GLYKO BIOMEDICAL LTD.
                            Scotia Plaza, Suite 2100
                               40 King Street West
                                 Toronto, Ontario
                                      M5H 3C2


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE THAT an Annual Meeting of Shareholders of GLYKO BIOMEDICAL LTD. will be held at Suite 2100, Scotia Plaza, 40 King Street West, Toronto, Ontario, on Thursday, the 26th day of June, 1997, at the hour of 8:30 o'clock in the morning (Local Time), for the following purposes:

1. To receive the Consolidated Financial Statements of the Corporation for the year ended December 31, 1996, together with the Report of the Auditors thereon and the Annual Report of the Directors;

2.       To elect Directors;

3. To appoint Auditors and authorize the Directors to fix their remuneration;

4. To transact such other business as properly may be brought before the Annual Meeting or any adjournment or adjournments thereof.

Shareholders who are unable to attend the Annual Meeting in person are requested to sign and return to the Corporation the enclosed form of proxy.

The Corporation's Consolidated Financial Statements for the year ended December 31, 1996 and the Report of the Auditors thereon to the Shareholders and the Annual Report of the Directors are enclosed herewith.


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The Board of  Directors  has fixed the close of  business on May 16, 1997 as the record date for the determination of Shareholders entitled to the Notice of Annual Meeting and any adjournment or adjournments thereof.


DATED at Toronto this 7th day of May, 1997.


By order of the Board

/s/ John C. Klock, MD
John C. Klock, M.D.
President and
Chief Executive Officer